Exhibit 10.2
ELCOM INTERNATIONAL, INC.
INDEMNIFICATION AGREEMENT FOR
INTERNAL REVENUE CODE SECTION 409A
               THIS INDEMNIFICATION AGREEMENT FOR INTERNAL REVENUE CODE SECTION 409A (this “Agreement”) is made and entered into effective as of the ___ day of  _____________ , 2006, by and between ELCOM INTERNATIONAL, INC., a Delaware corporation (the “Corporation”), and  ___________ (“Indemnitee”), an officer of the Corporation.
               WHEREAS:    The Corporation and Indemnitee entered into that certain Agreement to Repay Accrued Salary, effective as of  _________ (the “Repayment Agreement”), in order to establish the terms by which the Corporation would re-pay Indemnitee all suspended and deferred base salary and other amounts owed to Indemnitee as of the date of the Repayment Agreement.
               WHEREAS:    The Corporation and Indemnitee are concerned about the potential taxes, interest and/or penalties that may be assessed against Indemnitee in connection with the Repayment Agreement as a result of the recently enacted American Jobs Creation Act, and more specifically Internal Revenue Code section 409A (“Section 409A”), which prescribes very strict rules for compensation deferred under “nonqualified deferred compensation plans,” as defined therein.
               WHEREAS:    Because of (i) the broad definition of “nonqualified deferred compensation plan” contained in Section 409A, (ii) the harsh penalties that may apply to participants, such as Indemnitee, if a plan fails to comply with Section 409A, (iii) the difficulty and cost involved with amending the Repayment Agreement to attempt to bring it into compliance with Section 409A, (iv) the fact that Indemnitee voluntarily agreed to defer his compensation for an extended period of time until the Corporation could more readily afford to repay such compensation and also voluntarily agreed not to earn any rate of return on such deferred amounts; and (v) the Corporation’s need to retain and reward Indemnitee and other highly competent executives for positions of substantial responsibility, the Corporation’s Board of Directors (the “Board”) has determined that it is in the best interests of the Corporation to enter into this Agreement, whereby the Corporation shall indemnify Indemnitee for all taxes, penalties, interest and fees assessed by and otherwise owed to the United States Internal Revenue Service (the “IRS”) or other taxing authorities (hereafter “Taxes”) in connection with the Repayment Agreement as a result of Section 409A and all legal fees related to same.
               NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:
               1.      Definitions. As used in this Agreement:
       (a)    The term “Proceeding” shall include any threatened, pending, or completed action, suit, arbitration or proceeding, whether or not brought by or in the right of the IRS or any other taxing authority, and whether of a civil, criminal, administrative or investigative nature, against Indemnitee in connection with the Repayment Agreement, involving or otherwise as a result of Section 409A.
       (b)    The term “Expenses” shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, reasonable attorneys’ fees and disbursements and any and all personal or other expenses (including attorney’s fees) of enforcing any rights under this Agreement.
       (c)    The term “Penalties and Fees” shall include all taxes, fines, penalties, interest and fees assessed by or otherwise owed to the IRS or other taxing authorities in connection with the Repayment Agreement involving or otherwise as a result of Section 409A, but shall not include income or other taxes (and related fines, penalties, interest and fees) that do not arise out of 409A.
               2.      Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee and shall hold Indemnitee harmless from and against all Expenses, Penalties and Fees, incurred by Indemnitee promptly following request therefor from Indemnitee in accordance with the provisions of this Agreement, including if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding, whether before or after the date of this Agreement.
               3.      Procedure. Any and all indemnification and advances provided for in this Agreement shall be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement providing for indemnification, is not paid in full by the Corporation within twenty (20) days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter, bring an action against the Corporation to recover the unpaid amount of the claim and, subject to the other provisions of this Agreement, Indemnitee shall also be entitled to be paid for all of the Expenses of bringing such action.
               4.      Non Exclusive Indemnification. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the By-laws of the Corporation, as the same may be amended, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise.
               The indemnification provided for in this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director and/or officer and shall inure to the benefit of the heirs, executors and personal representatives of Indemnitee.
               5.      Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, Penalties and Fees incurred by Indemnitee or amounts paid by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such, Expenses, Penalties and Fees, judgments or amounts paid in settlement to which Indemnitee is entitled.

               6.      No Rights of Continued Employment. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment by the Corporation.
               7.      Reimbursement to Corporation by Indemnitee; Limitation on Amounts Paid by Corporation. To the extent Indemnitee has been indemnified by the Corporation hereunder and later receives payments from any insurance carrier covering the same Expenses, Penalties and/or Fees, judgments or amounts paid in settlement so indemnified by the Corporation hereunder, Indemnitee shall, within ten (10) days of the actual receipt of such payments, reimburse the Corporation hereunder for all such amounts received from the insurer.
               Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Agreement which, in the aggregate, exceed the Expenses, Penalties and Fees, judgments and/or amounts paid in settlement actually incurred by Indemnitee (“Excess Amounts”). To the extent the Corporation has paid Excess Amounts to Indemnitee, Indemnitee shall be obligated to reimburse the Corporation for such Excess Amounts.
               Notwithstanding anything contained herein to the contrary, the Corporation shall not be obligated under the terms of this Agreement, to indemnify Indemnitee:
               (a)    for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or
               (e)    for any judgment, fine or penalty which the Corporation is prohibited by applicable law from paying as indemnity or for any other reason.
               8.      Jurisdiction and Venue. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties exclusively in the courts of the State of Massachusetts, County of Norfolk, or, if it has or can acquire jurisdiction, in the United States District Court of Massachusetts, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.
               9.      Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Corporation and Indemnitee.
               10.    Assignment. This Agreement shall not be assigned by the Corporation or Indemnitee without the prior written consent of the other party thereto. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or, if agreed by

Indemnitee, following the sale or disposition of all or substantially all of the capital stock of the Corporation.
               11.    Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, Penalties and Fees, judgments and amounts paid in settlement to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.
               12.    Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement. The parties may execute and deliver this Agreement by facsimile signature, which shall have the same binding effect as an original ink signature.
               13.    Notice and Information. Indemnitee shall give to the Corporation notice in writing as soon as reasonably practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Corporation at 10 Oceana Way, Norwood, Massachusetts, 02062 Attention: Chief Financial Officer (or such other address as the Corporation shall designate in writing to Indemnitee). Notice to the Indemnitee shall be directed to _______________ (or such other address as Indemnitee shall designate in writing to the Corporation). Failure to give such notification shall not effect the indemnification provided hereunder except and only to the extent the Corporation shall have been actually prejudiced as a result of such failure. Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require within Indemnitee’s power.
               14.    Applicable Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).
[Signature Page to Follow.]

               IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

THE CORPORATION:

ELCOM INTERNATIONAL, INC.

By:

Its:

INDEMNITEE:

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